Exhibit 4.1

SOLAR ENERGY INITIATIVES, INC.

SECURITIES PURCHASE AGREEMENT

           This Securities Purchase Agreement (“Agreement”) is made as of _______ __, 2010, by and between Solar Energy Initiatives, Inc., a Delaware corporation (the “Company”), and each of the purchasers who execute the Purchaser Signature Page hereto (the “Purchaser”) as listed on Schedule A hereto (to be completed at the time(s) of acceptance of subscriptions).

R E C I T A L S

           A.           The Company desires to obtain funds from each Purchaser in order to provide working capital, and further the operations of the Company.

B. The Company is offering Units (the “Units”), each Unit comprised of (i) 138,889 shares of its common stock, $0.001 par value per share (the “Common Stock” and, the shares of Common Stock offered herein, being sometimes referred to herein as the “Shares”) and (ii) Common Stock Purchase Warrants in the form as annexed hereto as Exhibit A (the “Warrants”), to purchase 138,889 shares of Common Stock at an exercise price of 0.25 per share (the “Warrant Shares”), at a purchase price of $25,000 per Unit.  The Shares, Warrants and Warrant Shares are sometimes collectively referred to herein as the “Securities”.  The Shares and Warrants are provided, among other rights, full ratchet anti dilution rights for lower priced issuances of common stock.

C. Purchasers understand that there is a great deal of risk, illiquidity and uncertainty in the Purchase of the Units herein and that no assurance can be made that the Company will complete its business plans or, if completed, that it will be successful in doing so.  Purchasers have received and examined all of the Company’s SEC Reports (as defined in Section 3.7.1), including, without limitation, any risk factors therein, and a Summary Term Sheet dated as of February 11, 2010 (the “Offering Summary”) containing such information as, among other things, a description of this offering and understand that an investment herein entails a high degree of risk and illiquidity, including loss of Purchaser’s entire investment.

D. The offering of Units is being made directly by the Company through the Placement Agent (as hereinafter defined), to accredited investors only, under rule 506 of Regulation D of the Securities Act, as amended, on a “best efforts, $250,000 minimum, $1,000,000 maximum” basis, wherein a minimum of 10 Units or 1,388,980 Shares and Warrants, and maximum of 40 Units, or 5,555,560 Shares and Warrants may be sold and, the Company may utilize one or more placement agents who may act as finder and receive a fee therefore.

E. Placement Agent and the Company have consented to the appointment of Manufacturers and Traders Trust Company as independent Escrow Agent (the “Escrow Agent”), pursuant to the terms of the Escrow Deposit Agreement (the “Escrow Agreement”) annexed hereto as Exhibit B.  All funds will be held in a non-interest bearing money market or other account with Escrow Agent.  The Purchasers acknowledge and agree that their subscriptions are irrevocable and binding commitments on the part of the Purchaser and that once their funds have been tendered to escrow with the appropriate subscription documents and the minimum offering amount of $250,000 (10 Units) has been raised in accepted funds and subscriptions, the Escrow Agent may, at the request of the Placement Agent and Company together, disburse funds from escrow and conduct a Closing without any consent of or notice to Purchasers.  The Placement Agent or Company may reject any subscriptions in whole or in part or elect not to close, for any reason or for no reason and shall cause the Escrow Agent to return funds to the Purchaser to the extent of funds tendered for subscriptions which have not been accepted, or, retain the right to hold the same in escrow for acceptance at a future Closing, until termination of the offering, at which time, any unused subscription funds shall be returned to Purchaser.  The offering will remain open through the earliest to occur of (i) a closing on the aggregate maximum offering amount of $1,000,000, (ii) termination of the offering by the Company or Placement Agent, or (iii) March 15, 2010, unless extended for 30 days at the sole discretion of the Placement Agent and Company (which extension may be made without consent of Purchasers whose moneys may be in escrow).

AGREEMENT

           It is agreed as follows:

           1.           PURCHASE AND SALE OF UNITS.

           1.1           Purchase and Sale.  In reliance upon the representations and warranties of the Company and each Purchaser contained herein and subject to the terms and conditions set forth herein, at Closing, each Purchaser shall purchase, and the Company shall sell and issue to each Purchaser, Units comprised of the number of Shares and Warrants set forth on the signature page annexed to the end of this Agreement as executed by such Purchaser (the “Purchaser Signature Page”), issued in such Purchaser’s name, at a purchase price of $25,000 per Unit (the “Purchase Price”).

2.           CLOSING.

           2.1           Date and Time.  The sale of Units will take place in one or more closings (“Closing”), subject to the satisfaction of all the parties hereto of their obligations herein.  The Purchasers shall submit an executed copy of this Agreement to the Company and Placement Agent along with the Purchase Price by bank wire (or, with the consent of Placement Agent, by check) directly to the Escrow Agent.  The Closing of the sale of Units contemplated by this Agreement shall take place from time to time as subscriptions are received, without any consent of or notice to Purchasers.  Subscriptions that are not accepted will be returned with any funds (less wire fees). The Closing shall take place at the offices of the Company or at such other place as the Company and the Placement Agent shall agree in writing (each, a “Closing Date”) on or before March 15, 2010, unless otherwise extended by the Company and Placement Agent up to a maximum of 30 days (the “Termination Date”).

           2.2           Escrow Agent.  Placement Agent and the Company have consented to the appointment of Manufacturers and Traders Trust Company as independent Escrow Agent and have all accepted the terms of the non-interest bearing Escrow Agreement, in the form as annexed hereto as Exhibit B (the “Escrow Agreement”).  All amounts to be paid by Purchasers shall be deposited prior to the Closing into the escrow account (the “Escrow”) maintained by “Escrow Agent” pursuant to the terms of an Escrow Agreement and may be immediately drawn upon at each Closing as there is no minimum offering amount.  Purchasers will not have an opportunity to approve of a Closing or request refund of any moneys held in escrow after a Closing has occurred during the offering period.  Purchasers acknowledge and agree that their subscriptions are irrevocable and binding commitments on the part of the Purchaser and that once their funds have been tendered to escrow with the appropriate subscription documents and their subscription received, the Escrow Agent may, at the request of the Placement Agent and Company together, disburse funds from escrow and conduct a Closing without any consent or notice to Purchasers.  The Placement Agent or Company may reject any subscriptions in whole or in part for any reason or for no reason and shall cause the Escrow Agent to return funds to the Purchaser to the extent of such non accepted funds, or, retains the right to hold the same in escrow for acceptance or rejection at a future closing, until termination of the offering, at which time, any unused subscription funds shall be returned to Purchaser.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           As a material inducement to each Purchaser to enter into this Agreement and to purchase the Units and for Placement Agent to assist in placing the offering, the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein. All references in this Section 3 to the Shares, Warrants or Warrant Shares or Securities shall be deemed to include the Placement Agent Shares, Placement Agent Warrants (each as defined in Section 8 below) and shares issuable upon exercise of the Placement Agent Warrants, unless the context requires otherwise.

           3.1           Organization and Good Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business in all jurisdictions as presently conducted and as proposed to be conducted.  The Company and its subsidiaries have all government and other licenses and permits and authorizations to do business in all jurisdictions where their activities require such license, permits and authorizations, except where failure to obtain any such license, permit or authorization will not have a Material Adverse Effect, as defined herein.

           3.2           Capitalization. As of February 11, 2010, the Company is authorized to issue 100,000,000 shares of Common Stock, of which, 26,361,878  shares were issued and outstanding, and no shares of preferred stock issued, authorized or outstanding and none of which has been designated as a series or class with any specific rights or privileges.  All outstanding shares of the Company’s capital stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights.  There is only one class and series of common stock without any special series, rights, preferences or designations assigned to any particular shares of Common Stock.

3.3           Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, the Warrants and the Escrow Agreement and any other transaction documents relating to this Agreement (collectively the “Transaction Documents”), (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares hereby or the Warrant Shares upon exercise of the Warrants~~.~~  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

           3.4           Valid Issuance of Securities.  The Shares have been duly and validly authorized and, upon issuance, will be validly issued, fully paid and non-assessable.  The Warrants have been duly and validly authorized, and, the Warrant Shares, when and if issued in accordance with the terms of the Warrants, shall be validly issued, fully paid and non-assessable.  The Shares, upon issuance are, and the Warrant Shares, upon issuance in accordance with the Warrants will be, free and clear of any security interests, liens, claims or other encumbrances, other than restrictions upon transfer under federal and state securities laws.

                      3.5           No Conflict, Breach, Violation or Default;Third Party Consents.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (collectively, the “Company Documents”), or (ii) any statute, rule, regulation or order of any governmental agency, self regulatory agency, securities regulatory or insurance regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Company, any subsidiary or any of their respective assets or properties, or (iii) any material agreement or instrument to which the Company or any subsidiary is a party or by which the Company or a subsidiary is bound or to which any of their respective assets or properties is subject.  No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement or any Transaction Document.

           3.6           No Material Adverse Change.  Since October 31, 2009, except as identified and described in the SEC Reports (as defined below) or as described on Schedule 3.6, there has not been:

                                (i)           any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-K and Amended Annual Report on Form 10-K for the fiscal year ended July 31, 2009 and Quarterly Reports on Form 10-Q for the quarter ended October 31, 2009 except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a material adverse effect on the Company’s assets, properties, financial condition, operating results or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted) (a “Material Adverse Effect”), individually or in the aggregate;

                                (ii)           any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                                (iii)           any material damage, destruction or loss, whether or not covered by insurance, to any assets, licenses, government permits, self regulatory agency permit or license, or properties of the Company or its subsidiaries;

                                (iv)           any waiver, not in the ordinary course of business, by the Company or any subsidiary of a material right or of a material debt owed to it;

                                (v)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a subsidiary, except in the ordinary course of business and which has not had a Material Adverse Effect;

                                (vi)           any change or amendment to the Company Documents, or material change to any material contract or arrangement by which the Company or any subsidiary is bound or to which any of their respective assets or properties is subject;

                                (vii)           any material labor difficulties, labor disputes, non-compete or similar disputes, or labor union organizing activities with respect to employees of the Company or any subsidiary;

                                (viii)           except for the planned  transaction of the company’s wholly owned subsidiary,  Solar Park Initiatives any material transaction entered into by the Company or a subsidiary other than in the ordinary course of business;

                                (ix)           the loss of the services of any key employee, salesperson, or material change in the composition or duties of the senior management of the Company or any subsidiary;

                                (x)           the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect;

(xi)           any default of any indebtedness or, to the knowledge of the Company, breach of contract agreement, in each case with aggregate liabilities of greater than $50,000.

                               (xi)           any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

                      3.7           SEC Reports and Financial Statements.

                                3.7.1           The Company has delivered or made available to each Purchaser accurate and complete copies (excluding copies of exhibits) of each report, registration statement, and definitive proxy statement filed by the Company with the United States Securities and Exchange Commission (“SEC”) since July 31, 2009 all of which are incorporated by reference herein (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the “SEC Reports”).  All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed.  As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 (the “1934 Act”), as amended; and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                3.7.2           Except for the pro forma financial statements, if any, the consolidated financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods covered thereby.  All adjustments considered necessary for a fair presentation of the financial statements have been included.

                      3.8           Securities Law Compliance.  Without consideration of the actions of the Placement Agent (as defined in Section 8 herein), and assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 4 of this Agreement, the offer, issue, sale and delivery of the Securities comprising the Units will constitute an exempted transaction under the Securities Act of 1933, as amended and now in effect (the “Securities Act”), and registration of the Shares, Warrants or Warrant Shares under the Securities Act for issuance herein is not required.  The Company shall make such filings as may be necessary to comply with the Federal securities laws and the “blue sky” laws of any state, which filings will be made in a timely manner.

                      3.9           Tax Matters.  The Company and each subsidiary has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole.  All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any subsidiary or any of their respective assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company or other corporation or entity.  For the purposes of this agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

 3.10           Title to Properties.            Except as disclosed in the SEC Reports, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Reports, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                      3.11           Intellectual Property.

Except as set forth in Schedule 3.11:

                                (i)           All Intellectual Property of the Company is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.  No Intellectual Property of the Company which is necessary for the conduct of Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened.  No patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

                                (ii)           All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted to which the Company or any subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

                                (iii)           The Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its subsidiaries’ businesses.  The Company has a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its subsidiaries.

                                (iv)           To the Company’s Knowledge, the conduct of the Company’s business as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its subsidiaries and the Company’s use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

                                (v)           The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

                                (vi)           The Company has taken reasonable steps to protect the Company’s rights in its Intellectual Property and Confidential Information.  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof, except where the failure to do so has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  Except under confidentiality obligations, there has been no material disclosure of any Confidential Information to any third party.

                      3.12           Environmental Matters.  To the Company’s Knowledge, neither the Company nor any subsidiary (if any) (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

                      3.13           Litigation.  Except as described in the SEC Reports, there are no pending material actions, suits or proceedings against or affecting the Company, its subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

                      3.14           No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person, as defined below, acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.  “Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization or entity.

                      3.15           No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.  For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

                      3.16           Questionable Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any subsidiary, has on behalf of the Company or any subsidiary or in connection with their respective businesses: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entries on the books and records of the Company or any subsidiary; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                      3.17           Transactions with Affiliates.  Except as disclosed in the SEC Reports, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                      3.18           Internal Controls.  Except as set forth in the SEC Reports, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  Except as set forth in the SEC Reports, the Companyand the subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in the 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date").  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K for smaller reporting companies) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

                      3.19           Disclosures.  Neither the Company, the Placement Agent, nor any Person acting on any of their behalf has provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  The written materials delivered to the Purchasers in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.20           Third Party Beneficiaries. The Company acknowledges that Placement Agent, other selling agents, and Wellfleet Partners, Inc., are direct intended beneficiaries of the representations and warranties made hereby in respect of all of the Placement Agent Shares or Warrants issued to them or their affiliates, and, are also deemed third party beneficiaries to the representations and warranties made hereby to the Purchasers.

4.           REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.

           Each Purchaser hereby represents warrants and covenants with the Company as follows. For avoidance of doubt, these warranties and representations are made to the Company as well as both Placement Agent and other members of the selling group, and Wellfleet Partners, Inc., as third party beneficiaries hereto:

           4.1           Legal Power.  Each Purchaser has the requisite individual, corporate, partnership, limited liability company, trust, or fiduciary power, as appropriate, and is authorized, if such Purchaser is a corporation, partnership, limited liability company, or trust, to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement or any other Transaction Documents to which it is a party.

           4.2           Due Execution.  The execution and performance of the terms under this Agreement and the Accredited Investor Questionnaire commencing Page SP-2 appended at the end of this Agreement (the “Questionnaire”) and Purchaser Signature Page hereto, have been duly authorized, if such Purchaser is a corporation, partnership, limited liability company, trust or fiduciary, executed and delivered by such Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of such Purchaser.

           4.3           Access to Information.  Each Purchaser represents that such Purchaser has been given full and complete access to the Company for the purpose of obtaining such information as such Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase the Shares.  Each Purchaser represents that such Purchaser has received and reviewed copies of the SEC Reports and Offering Summary.  Each Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares, all as such Purchaser or such Purchaser’s qualified representative have found necessary to make an informed investment decision to purchase the Shares. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3E-500.05(a) thereunder, Purchaser may request and have, at the offices of the Company, at any reasonable hour, after reasonable prior notice, access to the materials set forth in the Rule which the Company can obtain without unreasonable effort or expense.

                      4.4           Restricted Securities.

                                4.4.1           Each Purchaser has been advised that none of the Securities have been registered under the Securities Act or any other applicable securities laws and that Shares are being offered and sold pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, and that the Company’s reliance upon Section 4(2) and/or Rule 506 of Regulation D is predicated in part on such Purchaser representations as contained herein (including, for avoidance of doubt, the Questionnaire).  Each Purchaser acknowledges that the Securities will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act.  None of the Securities may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of counsel reasonably satisfactory to the Company, an applicable exemption from registration is available.

                                4.4.2           Each Purchaser represents that such Purchaser is acquiring the Shares for such Purchaser’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

                                4.4.3           Each Purchaser understands and acknowledges that the certificates representing the Shares, Warrants and, if issued, the Warrant Shares, will bear substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

                                4.4.4           Each Purchaser acknowledges that an investment in the Shares is not liquid and is transferable only under limited conditions.  Each Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Each Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of any of the Securities.  Each Purchaser is an “accredited investor” as defined under Rule 501 under the Securities Act.

                                4.4.5           The representations made by each Purchaser on the Questionnaire (commencing page SP-2 appended at the end hereof) and Purchaser Signature Page are true and correct.

                      4.5           Purchaser Sophistication and Ability to Bear Risk of Loss.  Each Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in such Purchaser’s financial condition.  Each Purchaser, either alone or with such Purchaser’s representative(s), otherwise has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Securities.

                      4.7           Purchases by Groups.  Each Purchaser represents, warrants and covenants that it is not acquiring the Shares as part of a group within the meaning of Section 13(d)(3) of the 1934 Act.

4.8           Independent Investigation.  Each Purchaser in making his decision to purchase the Units herein, has relied solely upon an independent investigation made by him and his legal, tax and/or financial advisors and, is not relying upon any oral representations of the Company or the Placement Agent.

4.9           No Advertising.  Each Purchaser has not received any general solicitation or advertising regarding the offer of the Units.

4.10           Placement Agent Review.  Each Purchaser acknowledges that neither Sandgrain Securities, Inc., as “Placement Agent” nor Wellfleet Partners, Inc., has made a purchase recommendation, research report or provided a rating, opinion, buy or sell recommendation, or, independently verified the accuracy, completeness, materiality or otherwise, of any information, representation or warranty contained in this Purchase Agreement, the SEC Reports, or any offering materials provided, that such placement agent related entities and their principals shall have no liability for any representation (express or implied) contained in, or for any omissions from, the Purchase Agreement or any offering documents provided or any other written or oral communications transmitted to the recipient in the course of his or her evaluation of the investment, and that it is understood that each prospective investor will make an independent investigation and analysis of a potential investment in the Company with its legal, tax or financial advisors, and will be relying upon same in making any such investment.

5.           AGREEMENT TO RELEASE FROM ESCROW.

5.1           Release of Funds from Escrow upon Execution and Closing.  The Purchasers and the Company hereby acknowledge that all funds shall be in the non-interest bearing Escrow prior to Closing.  In connection therewith, the Company and Purchasers each authorize and instruct the Escrow Agent to disburse funds from Escrow upon satisfaction of the closing conditions herein, substantially in accordance with the terms hereof, as more fully specified by written instruction of the Placement Agent and the Company.  No consent of or notice to Purchasers shall be necessary whatsoever in connection with such release and disbursement at Closing, and the Purchasers and Company jointly and severally indemnify the Escrow Agent and Placement Agent for any and all acts taken in good faith to implement the foregoing.

           6.           COVENANTS OF THE COMPANY AND PURCHASER; REGISTRATION RIGHTS.

           6.1           Use of Proceeds.  The Company intends to employ the net proceeds from the purchase and sale of the Shares for general working capital purposes only and not for the repayment of any existing debt in excess of $150,000.00 .  The proceeds from the purchase and sale of the Shares may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company, litigation related settlements, Placement Agent fees, nor non-trade obligations outstanding on a Closing Date.  Pending the Company’s use of the proceeds from the purchase and sale of the Shares, the Company intends to invest the funds in government securities and insured, short–term, interest–bearing investments of varying maturities.

6.2           [Reserved.]

6.3           [Reserved.]

6.4           Covenants Relating to Operations.

                      6.4.1 Effective immediately after the first closing of this Offering, the Company shall consider  a nominee of Wellfleet Partners, Inc. as a director of the Company with a minimum term of one year following the final Closing of this Offering (the “WP Director Designee”); provided, however, that the WP Director Designee may at its sole discretion, hold a seat as Board observer, entitled to attend all meetings and obtain all documentation as though a full board member and with the same consent rights as provided in Subsction 6.4.2 below. The WP Director Designee shall also be entitled, at his/her discretion, to sit on the (or act as observer to) the Company’s Audit Committee and/or Compensation Committee.  The Company shall see to it that the WP Director Designee (or its replacement as appointed from time to time) is appointed by the board and, nominated and named in any proxy or information statement, or any other written consent or action of shareholders taken, as may be necessary from time to time, so as to ensure such person’s nomination to the Board.

6.4.2  Commencing after the first closing and continuing for one year after the final closing o this Offering, the Company may not take the following actions without consent of the WP Director Designee (regardless of whether such designee is holding a formal board seat, and, if no director designee is agreed to or appointed or then in office, then such decisions shall be made by Welleet Partners, Inc.):

(i)  make any loan or advance in excess of $25,000 to any person or entity;

(ii) guarantee any indebtedness of any person or entity other than the Company or its wholly owned subsidiaries;

(iii) make any investment in securities other than wholly owned subsidiaries;

(iv) incur any aggregate indebtedness in excess of $250,000 that is not already included in a Board-approved budget or that is part of the normal course of business, i.e. purchase of equipment;

(v) increase by more than 10%, cash compensation of the executive officers, provided, however, that issuances of performance based option grants shall only require consent of the majority of disinterest directors or the compensation committee;

(vi) materially change the principal business of the Company, enter new lines of business, or exit the current line of business;

(vii) sell, assign, license, pledge or encumber material technology or intellectual property except in the ordinary course of business, consistent with past practice;

(viii) decide to liquidate, dissolve, wind up, merge or consolidate the Company; or sell, lease, transfer, license or dispose of all or substantially all of the assets of the Company.

6.5           Additional Share Issuances; Full Ratchet Share Adjustment.

                      6.5.1 Full Ratchet Adjustment.  In the event that at any time commencing the first Closing and continuing for a period of one year (12 months) following the final closing or termination of this offering, the Company shall agree to issue or actually issue or grant the right to receive any Common Stock or securities convertible, exercisable or exchangeable for shares of Common Stock (or modify any of the foregoing which may be outstanding)  (“Common Stock Equivalent”) to any person or entity at a price per share or conversion price or exercise price per share which shall be less than (the “Lower Per Share Price”) the per share purchase price of initially $.18 (the “Per Share Price”) then in effect (“Lower Price Issuance”), then,  automatically and without any obligation of or notice to Purchaser or Wellfleet Partners, Inc., the Per Share Price paid herein shall be amended, reduced, restated and deemed to be, the Lower Per Share Price and the number of Shares issuable under this Agreement shall be deemed increased to the Purchase Price paid (as set forth on the signature page and acceptance pages hereto) divided by the new Lower Per Share Price, and, each Purchaser and Placement Agent (or his rightful assigns) shall have the absolute right to receive without giving or receiving any form of notice or making any form of demand, and the Company shall immediately and unconditionally issue without restriction (orther than as provided in this Agreement), such number of additional shares of Common Stock (the “Additional Shares”) as equals the sum of the Purchase Price paid hereby as set forth on the signature page hereto, divided by the Lower Per Share Price, less the number Shares previously issued to the Purchaser.  Thereafter, and for purposes of calculating future adjustments or issuances of Additional Shares, the Per Share Price shall be amended and revised to be the Lower Per Share Price.   Certificates for Additional Shares shall be unconditionally delivered by Federal Express to Placement Agent on behalf of both itself and the Purchasers within 4 business days of the date of the Lower Price Issuance of Common Stock or Common Stock Equivalents (or, if earlier, date of commitment to make the Lower Price Issuance of Common Stock or Common Stock Equivalents).  The Company acknowledges and agrees that the Purchasers and Placement Agent and its assigns may be irreparably harmed and injured (including loss of profits) if certificates of Additional Shares are not issued promptly in accordance with the provisions hereof and shall compensate, in addition to enforcement costs, any lost profits or expenses of Purchaser, Placement Agent, Wellfleet Partners, Inc., or their rightful assigns in the event that a court finds in favor of such any of such persons in any action by such persons to enforce their rights.

6.5.2           Effective Price.   For purposes of Section 6.5, in connection with any issuance of any Common Stock Equivalents, (i) the maximum number of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding or subscribed for and required to be issued upon issuance of such Common Stock Equivalents, (ii) the deemed issue price (“Effective Price”) applicable to such Common Stock Equivelants shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (ii) no further adjustment shall be made to the Per Share Pricee upon the actual issuance of Common Stock upon conversion exercise or exchange of such Common Stock Equivalents if issued at or higher than the Effective Price.  In the event that the Effective Price is decreased upon the issuance of shares of Common Stock or Common Stock Equivalents and such securities are later cancelled or expire, then the Effective Price shall be adjusted upward as of the date of such cancellation or expiration as if the issuance of such Common Stock or Common Stock Equivalents had not occurred. Common Stock issued or issuable by the Company for no consideration will be deemed to have been issued or to be issuable for $0.0001 per share of Common Stock.

6.5.3           Excepted Issuances.   The rights of each Purchaser set forth in this Section 3.4 are in addition to any other rights the Purchaser or Placement Agent (or their assigns) has pursuant to this Agreement, any Transaction Document, and any other agreement referred to or entered into in connection herewith or to which such Purchaser and Company are parties.  For purposes of Section 6.5, “Excepted Issuance” shall mean (i) as a result of the issuance of any Shares or exercise of any of the Warrants issued pursuant to the Subscription Agreement or any of securities or warrants issued to the Placement Agent acting in connection with the sale of the Units (including the exercise or conversion of any of the foregoing), (ii) the Company’s issuance of Common Stock or Common Stock Equivalents upon the exercise or conversion of options, warrants or convertible notes or other securities, outstanding on the date hereof as specifically described in SEC Reports (but not if the amounts and exercise prices of the same are not both already set and described in the SEC Reports) or specifically disclosed herein,  (iii) as granted to officers, directors or employees and other service providers in connection with any existing board approved stock option, incentive or similar plan or any stock option plan approved by the Board of Directors of the Company and the WP Director Designee, including the exercise of the same, (iv) the issuance of securities as full or partial consideration in connection with a bonafide strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a  corporation or other entity approved by the WP Director Designee.

6.6           Filing of Reports.  The Company will timely file any and all reports or amendments thereto, as it is required to file in order to remain fully current with all of its reporting obligations under the Exchange Act so as to enable sales without resale limitations 6 months from the date of closing, pursuant to Rule 144, as amended. The Company acknowledges and understands that its failure to remain current with its reporting obligations could cause irreparable injury to Purchasers and Placement Agent, both with respect to the Shares and Warrant Shares owned by them and that the Company will be subject to liability therefore, including, without limitation, actual lost profits as the result of any failure to file the required reports on a timely basis.  For avoidance of doubt, all references herein to filings to be made on a “timely basis” shall include and mean, any extension periods permissible under Rule 12b-25 of the Exchange Act, provided that the Company has complied with such rule, but not beyond said extension date.

7.           CONDITIONS

                      7.1           Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares.  The obligation hereunder of the Company to close and issue and sell the Shares to the Purchasers at a Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below.  These conditions are for the Company’s and Placement Agent’s sole benefit and may be waived by the Company and Placement Agent at any time in their sole discretion.

                                7.1.1           Accuracy of the Purchasers’ Representations and Warranties.  The representations and warranties of each Purchaser (including, for avoidance of doubt, those relating to the Questionnaire) shall be true and correct in all material respects as of the date when made and as of such Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

                                7.1.2           Performance by the Purchasers.  Each Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to such Closing.

                                7.1.3           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                                7.1.4           Delivery of Purchase Price.  The Purchase Price for the Shares shall be available in cleared funds in Escrow and authorized by the Company and Placement Agent, in their sole and absolute discretion, for distribution on such Closing in accordance with the terms hereof.

                                7.1.5           Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

                      7.2           Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares.  The obligation hereunder of the Purchasers to purchase the Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before such Closing, of each of the conditions set forth below.  These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers and Placement Agent at any time in their sole discretion.

                                7.2.1           Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of such Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

                                7.2.2           Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

                                7.2.3           No Suspension, Etc.  Trading in the Common Stock of the Company shall not have been suspended by the SEC or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to such Closing, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

                                7.2.4           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                                7.2.5           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been initiated, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                                7.2.6           Shares and Warrants.  At the Closing, the Company shall have delivered to the Purchasers the Warrants and the Shares and shall have delivered to the Placement Agent the Placement Agent Warrants and Placement Agent Shares along with all appropriate board resolutions or other necessary documentation in order to issue the Shares in such denominations as each Purchaser may request.   The Company shall also deliver this Agreement, duly executed by the Company.

                                7.2.7           Secretary’s Certificate.  The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Company’s Certificate of Incorporation, (iii) the Bylaws, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

                                7.2.8           Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of such Closing Date, confirming the accuracy of the Company’s representations, warranties, and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (7.2.2)-(7.2.5) and (7.2.9) of this Section 7.2 as of such Closing (provided that, with respect to the matters in paragraphs (7.2.4) and (7.2.5) of this Section 7.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

                                7.2.9           Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before such Closing Date.

7.2.10          Opinion of Counsel.  Counsel for the Company shall have delivered an opinion, in reasonably satisfactory form, to the effect of the due/valid issuance of all Securities and placement agent compensation, due authority, validity, binding effect of all relating agreements and the Warrants and, no violations of law, defaults or conflicts caused by this Agreement and related transaction.

7.2.11.         Lock Up Agreement.  Officers, directors and insiders  of the shares of the Company shall execute a lock up agreement, and agree to place a legend and stop sale notice with respect to their shares with the Company’s Transfer Agent, to the effect that such persons may not sell, assign, transfer, pledge or hypothecate any shares held or acquired by them, from commencement of the offering and continuing for a period of 90 days following the final closing of the Offering and, thereafter, sales may only be made by such persons in accordance with the resale limitations set forth for them, as applicable, under Rule 144 of the Securities Act.

8.           PLACEMENT AGENT/LEGAL FEES.

           8.1           Placement Agent’s Commission.   The Company acknowledges that it has retained Sandgrain Securities, Inc. to act as its managing Placement Agent (the “Placement Agent”).  The Company agrees that it will pay the Placement Agent (and other agents it may select), at each Closing, (i) a cash commission of 9% of the amount raised by it as Placement Agent (but excluding amounts purchased by Purchasers for which the Placement Agent did not act as such) or an aggregate of up to $67,500 in cash and a the greater of $7,500 or a 1% non-accountable expense allowance and (ii) such number of shares of Common Stock as equals 8% of the number of Shares issued as part of the Units at each Closing (the “Placement Agent Shares”) and warrants (the “Placement Agent Warrants”) to purchase such number of warrant shares as equals 8% of the number of Warrants issued as part of the Units at each Closing, which amounts may be subdivided amongst the managing Placement Agent and other agents (who are appropriately FINRA registered) retained, but for which such amounts shall be calculated solely upon the number of Units purchased by Purchasers for which the Placement Agent or other agents acted as such.  The Placement Agent Warrants shall be identical in all material respects to the Warrants issued as part of the Units to the Purchasers and, the shares underlying the Placement Agent Warrants.  The Placement Agent Shares and Common Stock underlying the Placement Agent Warrants shall be deemed Registrable Securities under this Agreement.

           8.2           Legal Fees.   The Company shall pay all legal fees of the Placement Agent in connection with this Agreement of $15,000 (of which $7,500 shall have been paid prior to commencement of the offering, with $7,500 paid at the first closing) plus blue sky legal costs, printing, and filing fees.  In addition, the Company shall reimburse Placement Agent’s hourly expenses for any subsequent closings after the first closing, or for any material modifications of the Transaction Documents made at any time.

9.           MISCELLANEOUS.

                      9.1           Indemnification.  Each Purchaser agrees to defend, indemnify and hold the Company harmless against any liability, costs or expenses arising as a result of any dissemination of any of the Shares by such Purchaser in violation of the Securities Act or applicable state securities law.

                      9.2           Governing Law.  The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.  Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Agreement and performance of the parties’ obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties’ obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction.  Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.  The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 9.7, provided that a reasonable time, not less than thirty (30) days, is allowed for response.  Service of process may also be made in such other manner as may be permissible under the applicable court rules.  THE PARTIES HERETO WAIVE TRIAL BY JURY.

                      9.3           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

                      9.4           Entire Agreement.  This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                      9.5           Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                      9.6           Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchasers, or, to the extent such amendment affects only one Purchaser, by the Company and such Purchaser.  Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

                      9.7           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Company:              818 A1A North
Suite 201
Ponte Vedra Beach, Florida 32082
Attention:
Phone: (904) 644-6090
Fax No.:  (___) ____--_____

With a copy to:                   Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11 th Floor
New York, New York 10005
516-833-5034
Fax No.: 516-977-1209

                      If to the Purchaser:                  At the address set forth on the Purchaser’s Signature Page

With a copy to:                   Sandgrain Securities, Inc.
1050 Franklin Avenue, Suite 300
Garden City, NY 11530
Facsimile: (516) 741-0390
                                                                     Attention: Peter Grassel

With a copy to:                   Levy International Law, LLC
22 West 48th Street, Suite 601
New York, New York 10036
Facsimile 646-219-1574

                      9.8           Faxes and Counterparts.  This Agreement may be executed in one or more counterparts.  Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same.  Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such exhibit.

                      9.9           Consent of Purchasers.  As used in the Agreement, “consent of the Purchasers” or similar language means the consent of holders of not less than 50% of the total of the outstanding Shares owned by Purchasers on the date consent is requested.

                      9.10           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.11           Further Assurances.  At any time and from time to time after the Closing, upon reasonable request of the other, each party shall do, execute, acknowledge and deliver such further acts, assignments, transfers, conveyances and assurances as may be reasonably required for the more complete consummation of the transactions contemplated herein.

9.12           Legal Fees/Liquidated Damages.  The Company shall reimburse the Placement Agent, Purchasers and Wellfleet Partners, Inc., for any legal, court or other costs incurred by them in enforcing their rights or remedies under this Agreement, whether such rights relate to the receipt of Additional Shares, enforcing covenants or otherwise.

FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.  THIS SALE IS BEING MADE IN FLORIDA. PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST.  NOTICE SHOULD BE GIVEN TO THE COMPANY AT THE ADDRESS ON THE COVER PAGE OF THIS TERM SHEET.

[Counterpart Signature Page To Securities Purchase Agreement of
Solar Energy Initiatives, Inc. ]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the Purchase Signature Page hereto.

PURCHASER

(By Counterpart Form - See Purchaser Signature Pages following the Questionnaire)

COMPANY

SOLAR ENERGY INITIATIVES, INC

(By Execution of Acceptance Page following Certificate of Signatory)

PURCHASER SIGNATURE PAGE

           The undersigned Purchaser has read the Securities Purchase Agreement of Solar Energy Initiatives, Inc., dated as of February __, 2010, and acknowledges that the completion of this Questionnaire and the execution of the Purchaser Signature Page that follows shall constitute the undersigned’s execution of such Agreement.  This Questionnaire is and shall remain part of the Agreement.  All capitalized terms used herein shall be as defined in such Agreement

           I hereby subscribe for ____ Unit(s), at a Purchase Price of $25,000 per Unit, each Unit comprised of 138,889 Shares of Common Stock of the Company and Common Stock Purchase Warrants to purchase 138,889 shares of Common Stock at an exercise price of $.25per share, for an aggregate Purchase Price of $__________________.

           I am a resident of the State(s) of __________________ and______________________.

Please print above the exact name(s) in which the Shares and Warrants are to be held

My address is:

ACCREDITED INVESTOR QUESTIONNAIRE
Solar Energy Initiatives, Inc.  Offering of Units

I acknowledge that the offering of the Units is subject to the Federal securities laws of the United States and state securities laws of those states in which the Units are offered, and that, pursuant to the U.S. Federal securities laws and state securities laws, the Units may be purchased by persons who come within the definition of an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”).

By initialing one of the categories below, I represent and warrant that I come within the category so initialed and have truthfully set forth the factual basis or reason I come within that category.  All information in response to this paragraph will be kept strictly confidential.  I agree to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.

NOTE:  You must either initial that at least ONE category.

Individual Purchaser:
(A Purchaser who is an individual may initial either Category I, II, or III)

Category I	________	I am a director or executive officer of the Company.

Category II	________	I am an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with my spouse, presently exceeds $1,000,000.

Explanation.  In calculation of net worth, you may include equity in personal property and real estate, including your principal residence, cash, short term investments, stocks and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category III ________
I am an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in 2008 and 2009, or joint income with my spouse in excess of $300,000 in 2008 and 2009, and I have a reasonable expectation of reaching the same income level in 2010.

Entity Purchasers:

(A Purchaser which is a corporation, limited liability company, partnership, trust, or other entity may initial either Category IV, V, VI, VII or VIII)

Category IV ________
The Purchaser is an entity in which all of the equity owners are “Accredited Investors” as defined in Rule 501(a) of Regulation D.  If relying upon this category alone, each equity owner must complete a separate copy of this Agreement.

_____________________________________________________

_____________________________________________________

_____________________________________________________
(describe entity)

Category V	________
The Purchaser is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a “Sophisticated Person” as described in Rule 506(b)(2)(ii) of Regulation D.

Category VI	________
The Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

_____________________________________________________

_____________________________________________________

_____________________________________________________
(describe entity)

Category VII ________	The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

_____________________________________________________

_____________________________________________________

_____________________________________________________
                                                                (describe entity)

Executed this _____ day of  _________, 2010 at ____________________, ________________.

PURCHASER SIGNATURE PAGE
(For Individual Purchasers)

           This Securities Purchase Agreement of Solar Energy Initiatives, Inc.  (including the Questionnaire) is hereby executed and entered into by the below Purchaser.

____________________________________
No. of Units: __________(@$25,000 per Unit)	Signature (Individual)

____________________________________
No of Shares/Warrants: _______________	Name (Print)

____________________________________
Purchase Price $_____________	Street address

City, State and Zip Code

____________________________________ Tax Identification or Social Security Number ( ) Telephone Number ( ) Facsimile Number

Address to Which Correspondence Should Be Directed (if different from above) ____________________________________ c/o Name ____________________________________ Street Address
____________________________________ City, State and Zip Code (______)____________________________ Telephone Number (______)____________________________ Facsimile Number

PURCHASER SIGNATURE PAGE
(for Corporation, Partnership, Trust or Other Entities)

This Securities Purchase Agreement of Solar Energy Initiatives, Inc.  (including the Questionnaire) is hereby executed and entered into by the below Purchaser:

No. of Units: __________(@$25,000 per Unit) No of Shares/Warrants: _______________ Purchase Price $_____________
____________________________________
Name of Entity

____________________________________
Type of Entity (i.e., corporation, partnership, etc.)

____________________________________
Tax Identification or Social Security Number

____________________________________
State of Formation of Entity

____________________________________
Name of Signatory Typed or Printed

____________________________________
Its:

____________________________________
Title

Address to Which Correspondence Should Be Directed (if different from above) ____________________________________ c/o Name ____________________________________ Street Address
____________________________________ City, State and Zip Code (______)____________________________ Telephone Number (______)____________________________ Facsimile Number
*If Units are being subscribed for by an entity, the Certificate of Signatory that follows must also be completed.

CERTIFICATE OF SIGNATORY

            (To be completed if Units are being subscribed for by an entity)

           I,__________________________________, am the ___________________________ of

 (the “Entity”).

           I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Securities Purchase Agreement and to purchase and hold the Shares and Warrants that comprise the Units.  The Securities Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

           IN WITNESS WHEREOF, I have hereto set my hand this ______ day of _________, 2010.

Signature

ACCEPTANCE PAGE TO SECURITIES PURCHASE AGREEMENT OF
SOLAR ENERGY INITIATIVES, INC

The foregoing subscriptions for ________ Units, for an aggregate purchase price of $___________ at a Purchase Price of $25,000 per Unit, in accordance with the foregoing Securities Purchase Agreement, AGREED AND ACCEPTED; provided, however, that the Company may accept additional subscriptions from time to time without consent of Purchasers until the maximum offering amount (plus the over-allotment option, if any) are accepted and Closed upon, in accordance with this Agreement:

SOLAR ENERGY INITIATIVES, INC.

By:
Name:
Title:

Date:  February __, 2010

COMPANY DISCLOSURE SCHEDULE

           Capitalized terms not otherwise defined in this Company Disclosure Schedule shall have the same meaning as in the Agreement.

           The disclosure of any matter in this Company Disclosure Schedule should not be construed as indicating that such matter is necessarily required to be disclosed in order for any representation or warranty in the Agreement to be true and correct in all material respects.  Any description of any document included in this Company Disclosure Schedule is qualified in all respects by reference to such document.

SCHEDULE 3.6

MATERIAL ADVERSE CHANGE

None.

SCHEDULE 3.11

INTELLECTUAL PROPERTY

Primary IP as of February 2, 2010:

Trade Name
Renew the Nation

Domain Names
SolarEnergy.com
RenewTheNation.com
RenewTheNation.org
SolarElevated.com
TheSolarCorps.com
TheSolarLab.com
SNRYsolar.com
SolarEnergyInitiatives.com

Trade Secrets
Dealer Training - Solar Thermal Curriculum
Dealer Training - Solar Photovoltaic Curriculum
Solar Financial Models

SCHEDULE A
SCHEDULE OF SUBSCRIBERS
[To be Filled In At Closing]

Name	Units	Purchase Price

Total:

EXHIBIT A

Form of Common Stock Purchase Warrant

EXHIBIT B

Form of Escrow Agreement